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                                                                    Exhibit 23.6

     We hereby consent to the use of our opinion letter dated November 12, 1996, as supplemented by the letter dated December 18, 1996, in each case to the Board of Directors of Union Property Investors, Inc., a Delaware corportion ('UPI'), included with the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of UPI with and into KRT Union Corp., a Delaware corporation and a wholly-owned subsidiary of Kranzco Realty Trust, a real estate investment trust formed under the laws of the State of Maryland, and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          Societe Generale Securities
                                          Corporation

December 18, 1996
New York, New York